As filed with the Securities and Exchange Commission on June 29, 2005

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1192475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204
(Address of Principal Executive Offices)	(Zip Code)

CHUX OWNERSHIP PLAN
(Full Title of the Plan)

Lawrence E. Hyatt
O’Charley’s Inc.
3038 Sidco Drive
Nashville, Tennessee 37204
(Name and Address of Agent For Service)

(615) 256-8500
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount	Offering	Aggregate	Amount of
To Be	To be	Price Per	Offering	Registration
Registered	Registered(1)	Share(2)	Price(2)	Fee
Common Stock, no par value	675,000 shares	$17.42	$11,758,500	$1,384

(1)	Pursuant to Rule 416(a), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant’s Common Stock as reported on The Nasdaq Stock Market’s National Market on June 27, 2005.

PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF BASS, BERRY & SIMS PLC
EX-10.2 AMENDMENT TO CHUX OWNERSHIP PLAN
EX-23.1 CONSENT OF KPMG LLP

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value per share (the “Common Stock”), of O’Charley’s Inc., a Tennessee corporation (the “Registrant”), issuable pursuant to the CHUX Ownership Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (No. 33-69934), as filed with the Securities and Exchange Commission (the “Commission”) on October 5, 1993, is hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 17, 2005;

(c)	The Registrant’s Current Reports on Form 8-K filed on February 3, 2005, March 4, 2005, April 1, 2005, April 5, 2005, April 18, 2005, May 11, 2005, May 18, 2005, May 24, 2005 and June 13, 2005;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A filed on April 25, 2001, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

(e)	The description of the Registrant’s stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated December 27, 2000, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     Information furnished under Items 2.02 and 7.01 of the Registrant’s Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Restated Charter of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 22, 2001)

4.3	Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-35170)

4.4
Rights Agreement, dated December 8, 2000, between the Registrant and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.5
Registration Rights Agreement, dated January 27, 2003, between the Registrant, 99 Boston, Inc., Doe Family II, LLC, William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2003)

5	Opinion of Bass, Berry & Sims PLC

10.1	CHUX Ownership Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 9, 2000)

10.2	Amendment to CHUX Ownership Plan

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Powers of Attorney (included at pages II-3 and II-4)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 29th day of June, 2005.

O’CHARLEY’S INC.
By:	/s/ Gregory L. Burns
	Name:	Gregory L. Burns
	Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Gregory L. Burns and Lawrence E. Hyatt, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Gregory L. Burns Gregory L. Burns	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 29, 2005
/s/ Steven J. Hislop Steven J. Hislop	President – O’Charley’s Concept and Director	June 29, 2005
/s/ Lawrence E. Hyatt Lawrence E. Hyatt	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	June 29, 2005
/s/ R. Jeffrey Williams R. Jeffrey Williams	Principal Accounting Officer and Corporate Controller	June 29, 2005
/s/ William F. Andrews William F. Andrews	Director	June 29, 2005

Signature	Capacity	Date
/s/ Dale W. Polley Dale W. Polley	Director	June 29, 2005
/s/ Richard Reiss, Jr. Richard Reiss, Jr.	Director	June 29, 2005
/s/ G. Nicholas Spiva G. Nicholas Spiva	Director	June 29, 2005
/s/ John E. Stokely John E. Stokely	Director	June 29, 2005
/s/ H. Steve Tidwell H. Steve Tidwell	Director	June 29, 2005
/s/ Robert J. Walker Robert J. Walker	Director	June 29, 2005
/s/ Shirley A. Zeitlin Shirley A. Zeitlin	Director	June 29, 2005

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Charter of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 22, 2001)

4.3	Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-35170)

4.4
Rights Agreement, dated December 8, 2000, between the Registrant and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

4.5
Registration Rights Agreement, dated January 27, 2003, between the Registrant, 99 Boston, Inc., Doe Family II, LLC, William A. Doe, III, Dana G. Doe and Charles F. Doe, Jr. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2003)

5	Opinion of Bass, Berry & Sims PLC

10.1	CHUX Ownership Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 9, 2000)

10.2	Amendment to CHUX Ownership Plan

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Powers of Attorney (included at pages II-3 and II-4)